      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2002

                                                        REGISTRATION NO. 33-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                   ABLEST INC.
             (Exact name of registrant as specified in its charter)


                    DELAWARE                           66-0978462
         (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)           Identification No.)

   1901 ULMERTON ROAD, SUITE 300
   CLEARWATER, FLORIDA                                    33762
(Address of Principal Executive Offices)                (Zip Code)

                                -----------------

                              RESTRICTED STOCK PLAN
                             (Full title of the plan)

                                -----------------

                                 MARK KASHMANIAN
                                    SECRETARY
                                   ABLEST INC.
                          1901 ULMERTON ROAD, SUITE 300
                            CLEARWATER, FLORIDA 33762
                     (Name and address of agent for service)

                                 (727) 299-1200
          (Telephone number, including area code, of agent for service)

                                -----------------


                                 CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                              Proposed              Proposed
    Title of securities    Amount to be    maximum offering     maximum aggregate       Amount of
     to be registered       registered      price per share     offering price (1)   registration fee
-----------------------------------------------------------------------------------------------------
Common Stock,
$.05 par value              250,000             $4.00               $1,000,000            $92.00

=====================================================================================================


(1) Estimated in accordance with Rules 457(c) and 457(h)(1) solely for the purpose of determining the registration fee and based on $4.00, the average of the high and low sale prices on May 21, 2002, of the registrant's shares of common stock as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The shares of common stock registered by Ablest Inc. (the "Company") pursuant to this Registration Statement will be issued under the Restricted Stock Plan.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold, or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

     (a) The Company's Annual Report on Form 10-K for the year ended December 30, 2001.

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the Annual Report on Form 10-K referenced above.

     (c) The description of the Company's common stock as contained in Form 10 filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Bylaws of the Company provide for indemnification of its directors and officers.

     The Company is permitted by its Bylaws and the Delaware General Corporation Law to maintain insurance on behalf of its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

ITEM 8. EXHIBITS.


          Exhibit        Description of Exhibit
          Number         ----------------------
           ------
            4(a)         Certificate of Incorporation(1)
            4(b)         Bylaws(1)
             5           Opinion of Baker & Hostetler LLP
           10(a)         Restricted Stock Plan
           23(a)         Consent of Arthur Andersen LLP
           23(b)         Consent of Baker & Hostetler LLP (included in opinion filed as Exhibit 5 hereto)
           24(a)         Power of Attorney (Registrant)
           24(b)         Power of Attorney (Directors and Officers)



-----------
(1) Incorporated by reference from Registration Statement on Form S-8 (File No. 33-48918) filed on October 30, 2000.

ITEM 9. UNDERTAKINGS.

        The Company hereby undertakes:

     (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration
Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, provided that, notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on May 23, 2002.


                                          ABLEST INC.

                                          By:           *
                                             -----------------------------------
                                                 Charles H. Heist III, Chairman


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date above by the following persons in the capacities indicated below.


Signature                            Title
---------                            -----

         *                           Chairman of the Board
----------------------------
Charles H. Heist III

         *                           Chief Executive Officer; Director
----------------------------
W. David Foster

         *                           Vice President and Chief Financial Officer
----------------------------
Vincent J. Lombardo

         *                           Director
----------------------------
Ronald K. Leirvik

         *                           Director
----------------------------
Donna R. Moore

         *                           Director
----------------------------
Richard W. Roberson

         *                           Director
----------------------------
Charles E. Scharlau



* William Appleton, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Registration Statement.


     By:  /s/ William Appleton
        ----------------------------------------------
          William Appleton, Attorney-in-Fact



                                       EXHIBIT INDEX


          Exhibit
           Number        Exhibit Description
           ------        -------------------
           4(a)          Certificate of Incorporation(1)
           4(b)          Bylaws(1)
             5           Opinion of Baker & Hostetler LLP
           10(a)         Restricted Stock Plan
           23(a)         Consent of Arthur Andersen LLP
           23(b)         Consent of Baker & Hostetler LLP (included in opinion filed as Exhibit 5 hereto)
           24(a)         Power of Attorney (Registrant)
           24(b)         Power of Attorney (Directors and Officers)

